As filed with the Securities and Exchange Commission on March 27, 2014

Registration No. 333-189937

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BLUE EARTH INC.

(Exact Name of Registrant as specified in its charter)

Nevada	8700	98-0531496
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

Telephone: 702-263-1808

Telecopier: 702-263-1823

 (Address and telephone number of principal executive offices)

Dr. Johnny R. Thomas, CEO

Blue Earth, Inc.

2298 Horizon Ridge Parkway, Suite 205

Henderson, NV  89052

Telephone: 702-263-1808

Telecopier: 702-263-1823

 (Name, address and telephone number of agent for service)

Copy to:

Elliot H. Lutzker, Esq.

Davidoff Hutcher & Citron, LLP

605 Third Avenue

New York, New York 10158

Telephone: (212) 557-7200

Telecopier: (212) 286-1884

Approximate Date of Proposed Sale to the Public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer	[ ]	Accelerated filer	[X]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
(Do not check if a smaller reporting company)

___________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Pursuant to Reg. 429(b) under the Securities Act of 1933, this Registration Statement shall also act as a Post-Effective Amendment to Registration Statement No. 333-181420 declared effective on May 9, 2013.

EXPLANATORY NOTE

This Amendment No. 5 (Amendment No. 5) to the Registration Statement on Form S-1 (File No. 333-189937) of Blue Earth Inc. (the “Registration Statement”) is being filed solely for the purpose of filing certain exhibits as indicated in Part II of this Amendment No. 5. This Amendment No. 5 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered. None of the following expenses are payable by the selling stockholders. All of the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$11,897.08
FINRA Registration Fee	$12,676.16
Legal fees and expenses	$60,000.00
Accounting fees and expenses	$10,000.00
Miscellaneous	$ 5,426.76
TOTAL	$100,000.00

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Nevada Revised Statutes provide that we may indemnify our officers and directors against losses or liabilities which arise in their corporate capacity. The effect of these provisions could be to dissuade lawsuits against our officers and directors.

The Nevada Revised Statutes Section 78.7502 provides that:

1.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) Is not liable pursuant to NRS 78.138; or (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3). To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

The Nevada Revised Statutes Section 78.751 provides that:

1). Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to Section 78.751 subsection 2; may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances.  The determination must be made: (a) By the stockholders; (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

2).  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

3).  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action, and, (b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Our Corporate By-Laws at Article XI, provide that the Corporation has accepted a provision indemnifying to the full extent permitted by the law, thereby eliminating or limiting the personal liability of directors, officers, employees or corporate agents for damages for breach of fiduciary duty as a director or officer, but such provision must not eliminate or limit the liability of a director or officer for (a) Acts or omissions involving intentional misconduct, fraud, or knowing violation of law; or (b) the payments of distributions in violation of Nevada Revised Statute 78.300.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO OUR DIRECTORS, OFFICERS AND CONTROLLING PERSONS PURSUANT TO THE FORGOING PROVISIONS OR OTHERWISE, WE HAVE BEEN ADVISED THAT, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THAT ACT AND IS, THEREFORE, UNENFORCEABLE.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES.

Sales by Blue Earth, Inc.

On September 1, 2010, we issued warrants to each of Johnny R. Thomas and John C. Francis, CEO and Vice-President, upon their becoming employed by the Company, to each purchase one million shares of Common Stock at $1.00 per share vesting over a three-year period.  On October 6, 2010, we issued 10,000 options at $1.00 per share to Keith Spondike, a former consultant, for services he provided to the Company.   All of the foregoing shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), which exempts transactions by an issuer not involving any public offering.  No commissions were paid and no underwriter or placement agent was involved in these transactions.

Pursuant to the Registrant’s acquisition of Castrovilla on December 31, 2010, the Company issued 267,857 shares of Common Stock to Humitech of Northern California LLC under an Asset Purchase Agreement and 505,953 shares of Common Stock to John Pink and 505,952 shares of Common Stock to Adam Sweeney under the agreement and Plan of Merger (collectively, the “Castrovilla Acquisition”).

All of the above-described 1,279,762 shares of the Company’s Common Stock were valued at $1.68 per share or an aggregate of $2,150,000.  No discounts or commissions were paid and no underwriters or placement agents were involved in the Castrovilla acquisition.  In addition, an aggregate of 13,332 incentive stock options were issued to John Pink and additional 84,459 options were granted post-closing to the non-officer employees of Castrovilla, Inc. under the Company’s 2009 Equity Incentive Plan.

All of the 1,279,762 Company Shares described above were exempt from registration pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act, as not involving any public offering and Rule 506 of Registration D promulgated thereunder.  No commissions were paid and no underwriter or placement agent was involved in these transactions.  The Stockholders represented and warranted in the APA and the Plan that they were sophisticated investors and had access to the same information that would be contained in the registration statement.  The above-descried options were exempt from registration pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act.

In a private placement which was negotiated in December and closed on December 31, 2010, John Liviakis, the Company’s Investor Relations Representative purchase 434,782 shares of Common Stock at $1.15 per share, for an aggregate of $499,999.30  In a separate transaction, the Company extended its Investor Relations agreement with Liviakis Financial Communications (“LFC”) through November 12, 2012.  LFC was issued warrants to purchase 500,000 shares of Common Stock at $1.74 per share through November 10, 2013.

All of the shares and warrants described above were exempt from registration pursuant to the exemption set forth in Section 4(a)(2) of the Securities Act as not involving any public offering. The stockholder represented and warranted in his stock purchase agreement that he was a sophisticated investor and had access to the same information that would be contained in a registration statement.  No commissions were paid and no underwriter or placement agent was involved in these transactions.

The Board of Directors of the Company authorized the grant to each shareholder of record as of December 31, 2010, for no additional consideration, one Series C Common Stock Purchase warrant for each two (2) shares of Common Stock then owned by such stockholder.  The issuance of the Series C Warrants was exempt from registration as such transaction was not deemed to be a “sale” within the definition of such term as defined in Section 3(a)(3) of the Securities Act.

On February 21, 2011, upon his election to the Board of Directors, Laird Q. Cagan was granted 100,000 restricted shares of Common Stock.  He also entered into a consulting agreement pursuant to which he was granted warrants to purchase 500,000 shares of Common Stock exercisable at $1.24 per share.

On March 1, 2011, the Board of Director amended the employment agreements of Johnny R. Thomas and John C. Francis, CEO and Vice President, respectively, to grant ten (10) year warrants to each reason to purchase 1,000,000 shares at $0.01 per share, as amended.

On March 8, 2011, the Company issued 50,000 shares of Common Stock to Joe Abrams and 100,000 shares to Brittany Jorgenson pursuant to Consulting Services Agreements.

On March 22, 2011, the Company issued 61,538 shares of Common Stock to Dan and Lori Lohrmeyer upon exercise of stock options.  On April 20, 2011, the Company issued 11,275 shares of Common Stock to Kevin Kraus upon exercise of stock options.

On May 16, 2011, the Company issued warrants to purchase 100,000 and 60,000 shares of Common Stock at $1.15 per share to James and Kaye Loughrey, respectively, consultants to the Company.  These warrants were forfeited on July 31, 2012 in connection with a settlement agreement with the Company.

On May 22, 2011, the Company issued 100,000 shares of Common Stock to Red Chip Companies pursuant to a Joint Marketing Agreement dated May 25, 2011.

On June 2, 2011, the Company issued 150,000 shares of Common Stock to SwitchGenie LLC pursuant to the License Agreement dated May 16, 2011 by and between SwitchGenie LLC and the Company.  Of these shares, 75,000 were forfeited on July 31, 2012 in connection with a settlement agreement with the Company.

On July 13, 2011, the Company issued 100,000 shares of Common Stock to Ladenberg Thalmann pursuant to Investment Banking Agreement dated July 13, 2011.

On September 7, 2011, the Company issued: (i) an aggregate of 4,500,000 shares of Common Stock to D. Jason Davis and Joseph Patalano, and (ii) 66,667 shares of Common Stock to key employees of Xnergy, Inc. pursuant to the terms and conditions of the Agreement and Plan of Merger dated September 7, 2011.  In addition, an aggregate of 66,667 restricted shares were granted to non-officer employees of Xnergy, Inc.

The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering. No commissions were paid and no underwriter or placement agent was involved in these transactions.

On December 5, 2011, the Company issued an aggregate of 89,368 shares of Common Stock to consultants for services rendered which were valued at $1.26 per share.

On December 14, 2011, the Company issued 125,000 shares of Common Stock to a consultant for services rendered which were valued at $1.57 per share.

On March 15, 2012, the Company granted 900,000 warrants to two officers of Xnergy in exchange for indebtedness owed to them on the Xnergy Merger.

On May 7, 2012, the Company granted warrants to two independent consultants to purchase (i) 400,000 shares of Common Stock at $1.34 per share; and (ii) 300,000 shares of Common Stock at $1.32 per share.

During the year ended December 31, 2012 the Company issued 1,220,501 shares of its common stock upon the conversion of $1,464,313 of debt.  The Company issued 790,417 shares of its common stock upon the conversion of 70,750 shares of preferred stock and accrued dividends of $111,924.  The Company issued  366,529 shares of common stock for certain solar project rights valued at $486,650 and cancelled 75,000 shares of common stock for the termination of rights to technology valued at $253,917.  The Company issued 380,741 shares for consulting services valued at $497,429 and 467,723 shares upon the exercise of warrants and options valued at $128,611.  The Company cancelled 84,180 common shares as consideration for the exercise of warrants and 877,364 common shares in exchange for a stock subscription receivable.

May 14, 2012, the Company completed the first tranche of a Bridge Financing of up to $1,000,000.  In connection with a loan of $100,000 the Company granted warrants to purchase up to 25,000 shares of Common Stock at $0.10 per share.  On August 6, 2012, the Company granted warrants to purchase up to 50,000 shares of Common Stock, at $.10 per share to the same lender in connection with a short term loan of $200,000.

On July 30, 2012 the Company issued 212,800 shares upon the conversion of 19,000 shares of Series A preferred stock and the related accrued dividends and authorized an aggregate of 38,209 restricted shares to its former Chief Financial Officer. On August 2, 2012 the Company issued 15,457 shares for services valued at $19,354. On August 9, 2012, the Company issued 366,529 shares to purchase certain solar projects in the state of Hawaii valued at $486,651. The Company also issued 29,412 shares for services valued at $30,000. On August 15, 2012, the Company received and cancelled 56,903 shares of its common stock upon the cashless exercise of warrants whereby it simultaneously issued 70,000 shares of its common stock. On August 16, 2012 the Company issued 13,627 shares for services valued at $19,623. On September 24, 2012 the Company issued 112,000 shares upon the conversion of 10,000 shares of preferred stock and the related accrued dividends.  On October 8, 2012, the Company issued 35,112 shares in exchange for conversion of $50,000 of indebtedness and 3,000 shares for services rendered to Castrovilla Inc.  On November 5, 2010, the Company issued 115,952 shares to a consultant and 20,000 shares to a second consultant.

On July 10, 2012, the Company granted Warrants to a law firm for services rendered to purchase 100,000 shares of Common Stock at $1.00 per share.

All of the above shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.  No commissions were paid and no underwriter or placement agent was involved in these transactions.

Between September 29, 2011 and April 11, 2012, the Company issued 297,850 shares of Series A Convertible Preferred Stock at $1.00 of Common Stock with a face value of $10,000 per share and 1,489,250 Common Stock Purchase Warrants to 17 different accredited investors.  An aggregate of 95,500 placement agent warrants were issued exercisable at $1.75 per share for five years from each date of issuance.  The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4 (a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering and/or pursuant to Rule 506 of Regulation D promulgated under the Securities Act.  Commissions in the aggregate amount of $95,500 equal to 10% of the gross proceeds were paid to Legend Merchant Group and Colorado Financial Service Corp. for the issuance of $955,000 of Series A Preferred Stock.

Between April 16 and October 5, 2012, the Company issued an aggregate of 283,052 shares of Series B Convertible Preferred Stock at $1.00 per share of Common Stock with a face value of $10.00 per share and 1,415,260 Common Stock Purchase Warrants to nineteen (19) different accredited  investors.  Included in the computation for the purchase price for these shares was $700,000 principal amount and $13,020 of accrued interest on 12% demand promissory notes.  The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering and/or pursuant to Regulation D promulgated under the Securities Act.  Commissions in the aggregate amount of $120,850 equal to 10% of the gross proceeds were paid to Legend Merchant Group for the issuance of $1,208,500 of Series B Preferred Stock.  An aggregate of 120,850 placement agent warrants were issued exercisable at $1.75 per share for five years from their respective dates of issuance.

Between May 4 and July 3, 2013, the Company issued an aggregate of 903,500 shares of Series C Convertible Preferred Stock at $1.00 per share of Common stock with a face value of $10.00 per share and 4,517,500 Common Stock Purchase Warrants to 71 different accredited investors.   The shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4 (a)(2) of the Securities Act, which exempts transactions by an issuer not involving a public offering and/or pursuant to Regulation D promulgated under the Securities Act.  Commissions in the aggregate amount of $371,000 equal to 10% of the gross proceeds were paid to Colorado Financial Services Corp. ($54,500) for the issuance of $545,000 of Series C Preferred Stock; Security Research Associates ($191,500) for the issuance of $1,915,000 of Series C Preferred Stock; National Securities Corp ($95,000) for the issuance of $950,000 of Series C Preferred Stock; and American Trust Investment Services, Inc. ($30,000) for the issuance of $300,000 of Series C Preferred Stock.  An aggregate of 371,000 placement agent warrants were issued exercisable at $1.75 per share for five years from their respective dates of issuance.

On January 7, 2013 the Company issued 3,000 shares of its common stock to consultants for services valued at $1.10 per share.  On January 11, 2013 a former owner of Xnergy converted $713,704 of indebtedness into 675,000 shares of common stock.  On January 14, 2013 the Company issued 45,000 shares upon the exercise of warrants per the terms of the employment agreement.  On January 22, 2013 the Company issued 100,000 shares upon the exercise of warrants per the terms of the employment agreement.  On February 5, 2013 the Company issued 162,162 shares of Common Stock to WHC Capital LLC upon the issuance of Warrants at $0.92 per share.  On February 22, 1013 the Company issued 92,115 shares of its common stock as a commitment fee for the Company’s line of credit valued at $1.09 per share.  On March 12, 2013 the Company issued 4,854 shares of its common stock to consultants for series valued at $1.01 per share.  On March 22, 2013 the Company issued 25,000 shares as an incentive to a lender to extend the expiration date of an outstanding note payable.  On March 27, 2013 the Company issued an aggregate of 155,588 shares to Joseph Patalano (20,757 shares), James C. Davis (54,831 shares) and D. Jason Davis (80,000 shares) upon the conversion of debt of $152,165.  On April 15, 2013 the Company issued 25,000 and 35,000 shares of Common Stock to two registered persons pursuant to a finder’s fee agreement.  On May 14, 2013 the Company issued 50,000 shares pursuant to a finder’s fee agreement, 34,246 shares upon conversion of $27,000 of debt and 48,646 shares upon conversion of accrued salary.  On June 24, 2013 the Company issued 64,263 shares pursuant to an equipment purchase agreement.

As of July 15, 2013, the Company issued an aggregate of 15,550,000 shares of Common Stock to the former shareholders and members of IPS and Gobbal Renewable Energy Group Inc.

As of July 23, 2013, the Company issued an aggregate of 1,383,400 shares of Common Stock to the former shareholders of Intelligent Power, Inc. pursuant to the terms and conditions of an Agreement of Plan and Merger.

As of August 23, 2013, the Company issued an aggregate of 3,694,811 shares of Common Stock to the former members of Millennium Power Solutions LLC.

As of August 6, 2013, the Company issued 60,000 shares of Common Stock to Jim Mao, a consultant to the Company; as of August 7, 2013, the Company issued 84,000 shares of Common Stock to each of Broadway Family Group LLC and Green Planet Investment Consultants LLC under consulting agreements; as of August 22, 2013 the Company issued 6,991 and 27,062 shares of Common Stock to Timothy Collins and Anders De Jounge, respectively, pursuant to the cashless exercise of warrants; as of August 27, 2013, the Company issued 13,082 shares of Common Stock to Brian G. Swift and Suzanne B. Swift TTEES DTD 3/13/91 pursuant to the cashless exercise of warrants; as of September 11, 2013, the Company issued 30,396 shares of Common Stock to Caledonian Bank Limited, c/o TCA Global Credit Master Fund, LP, pursuant to a financing transaction; as of September 19, 2013, the Company issued 20,000 shares of Common Stock to each of five (5) persons in connection with a completed acquisition; as of September 19, 2013, the Company issued 153,000 and 17,000 shares, to John Liviakis and Michael Bayes, respectively, for investor relation services; as of September 26, 2013, the Company issued 20,000 shares of Common Stock to each of four (4) persons in connection with a completed acquisition.

As of January 31, 2014 an aggregate of 1,750,000 restricted shares of common stock and options to purchase 1,500,000 shares of common stock were issued to Donald R. Kendall, Jr. in connection with his employment agreement and the purchase of Kenmont Solutions Capital GP, LLC.  There were no placement agreements or underwriters involved and no sales commissions were paid.  In addition, 50,000 restricted shares of Common Stock were issued as a finders’ fee to FINRA registered members.  The securities are issued in reliance upon an exemption from registration under Section 4(a(2) of the Securities Act of 1933, as amended.

On January 2, 2014 the Company issued 150,000 shares of its common stock to consultants for services valued at $2.53 per share.  On January 17, 2014 the Company issued 100,000 shares upon the exercise of warrants for cash of $1,000.  On February 12, 2014 the Company issued 50,000 shares of its common stock to consultants for services valued at $2.63 per share.  On February 18, 2014 the Company issued 25,090 shares of its common stock to a consultant for services valued at $2.69 per share. On February 19, 2014 the Company issued 62,264 shares upon the exercise of warrants per the terms of the consulting agreement.

All of the above shares were issued in transactions that were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder where noted, based on the representations and warranties contained in subscription agreements, purchase agreements, or investment letters.  No commissions were paid and no underwriter or placement agent was involved in these transactions, except as noted.

ITEM 16.  Exhibits and Financial Statement Schedules.

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of October 30, 2009, by and among Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd. and Genesis Fluid Solutions Acquisition Corp.(1)
2.2	Certificate of Merger, dated October 30, 2009 merging Genesis Fluid Solutions Acquisition Corp. with and into Genesis Fluid Solutions, Ltd.(1)
2.3	Plan of Merger for Genesis Solutions Holdings, Inc. into Blue Earth, Inc.(6)
2.4	Asset Purchase Agreement effective January 1, 2011, by and among Castrovilla Energy Inc., Blue Earth Inc. and Humitech of Northern California, LLC(8)
2.5	Agreement and Plan of Merger by and among Castrovilla Energy, Inc., Blue Earth, Inc. and the Stockholders of Castrovilla Inc.(7)
3.1	Articles of Incorporation(15)
3.2	Bylaws(5)
3.3	Certificate of Designations and Preferences for Series A Convertible Preferred Stock (9)
3.4	Certificate of Designation and Preferences for Series B Convertible Preferred Stock (15)
3.5	Certificate of Designation and Preferences for Series C Convertible Preferred Stock (28)
4.1	Specimen Stock Certificate(11)
4.2	Form of Performance Warrant(14)
5.1	Opinion of Davidoff Hutcher & Citron LLP (31)
10.1	Form of Subscription Agreement(1)
10.3	Form of Registration Rights Agreement(1)
10.4	Form of Lockup Agreement(1)
10.5	Form of Placement Agent Warrant(1)
10.6	Form of Directors and Officers Indemnification Agreement(1)
10.7	Blue Earth, Inc. 2009 Equity Incentive Plan(8)
10.8	Form of 2009 Incentive Stock Option Agreement(1)
10.9	Form of 2009 Non-Qualified Stock Option Agreement(1)
10.10	Consulting Agreement, dated May 11, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.(1)
10.11	Amendment to Consulting Agreement, dated October 20, 2009, between Genesis Fluid Solutions and Liviakis Financial Communications, Inc.(1)
10.12	Employment Agreement, effective as of September 1, 2010 by and between Genesis Fluid Solutions Holdings, Inc. and Dr. Thomas.(6)
10.13	Employment Agreement, effective as of September 1, 2010 by and between Genesis Fluid Solutions Holdings, Inc. and Mr. Francis.(6)
10.14	Form of Series C Funding Warrant dated December 31, 2010.(11)
10.15	Form of Class B Funding Warrant.(11)
10.16	Form of Class C Funding Warrant.(11)
10.17	Form of Management Warrant issued to Johnny R. Thomas and John C. Francis’ designees.(11)
10.18	Amendment to Consulting Agreement dated as of December 21, 2010 by and between Blue Earth, Inc. and Liviakis Financial Communications, Inc. (11)
10.19	Warrant issued to Liviakis Financial Communications, Inc. as of December 21, 2010.(11)
10.20	Warrant issued to Laird Cagan dated February 24, 2011. (11)
10.21	Consulting Agreement dated February 24, 2011 by and between Cagan MacAfee Capital Partners, LLC and Blue Earth, Inc. (11)
10.22	Employment Agreement, dated as of January 1, 2011 by and between Castrovilla Inc. and John Pink. (7)
10.23	Lock-Up Agreement, dated as of December 30, 2010, by and among John Pink, Adam Sweeney and Humitech of Northern California, LLC, Castrovilla Inc. and Blue Earth, Inc.(7)
10.24	Guaranty Agreement, dated as December 29, 2010, by and among John Pink, Adam Sweeney, Castrovilla Energy and Blue Earth, Inc.(7)

Exhibit No.	Description
10.25

Termination and Release Agreement dated as of October 1, 2010 by and among Genesis Fluid Solutions Holdings, Inc., Genesis Fluid Solutions, Ltd., Michael Hodges and Sichenzia Ross Friedman Ference LLP. (11)

10.26	Form of Subscription Agreement issued in 2011 Preferred Stock Offering (9)
10.27	Form of Series C Warrant issued in 2011 Preferred Stock Offering (9)
10.28	Finance Agreement, dated as of December 19, 2011, by and between Blue Earth, Inc. and US Energy Affiliates, Inc.(10)
10.29	Capital Stock Purchase and Lease Agreement.(13)
10.30	Promissory Note, issued by the Company to Jeff Gosselin, in the principal amount of $1,357,358.41.(13)
10.31	Mutual Hold Harmless and Indemnification Agreement.(13)
10.32	Purchase and Sale Agreement dated as of July 26, 2012, by and between White Horse Energy, LLC, as Seller and Blue Earth, Inc. as Buyer. (16)
10.33

Settlement Agreement and Release of Claims effective on July 30, 2012, by and between SwitchGenie, LLC (d/b/a Logica Lighting Controls, LLC), Blue Earth, Inc., Blue Earth Energy Management, Inc., James F. Loughrey and Kaye Loughrey. (16)

10.34	Non-Exclusive License and Supply Agreement made July 30, 2012 by and among Logica Lighting Controls, LLC (formerly SwitchGenie LLC), James F. Loughrey, and Blue Earth, Inc. (16)
10.35	Secured Promissory Note dated October 30, 2012 to Laird Q. Cagan.(17)
10.36	Independent Consulting Agreement dated November 6, 2012 by and between Blue Earth, Inc. and Laird Cagan.(18)
10.37	Secured Promissory Note dated December 12, 2012 from the Company to Laird Cagan.(20)
10.38	Security Agreement dated as of December 12, 2012 from Blue Earth to Laird Cagan.(20)
10.39	Common Stock Purchase Warrant dated as of December 12, 2012 from Blue Earth to Laird Cagan. (20)
10.40	Credit Facility Agreement, dated as of January 31, 2013 and effective February 22, 2013, by and among the Company, the Lender and the Subsidiaries.(21)
10.41	Revolving Line of Credit Note, issued by the Company and the Subsidiaries to the Lender, issued as of January 31, 2013 and effective February 22, 2013.(21)
*10.42	Employment Agreement between Blue Earth and Robert Potts dated as of May 16, 2013. (30)
*10.43	Employment Agreement between Blue Earth and Brett Woodard dated as of May 16, 2013 (30)
10.44	Agreement and Plan of Merger by and between the Company and IPS Power Engineering Inc. dated as of July 15, 2013. (23)(29)
10.45	Agreement and Plan of Merger by and between the Company and Intelligent Power dated as of July 23, 2013.(24)(29)
10.46	Agreement and Plan of Merger dated as of August 23, 2013 by and between the Company and Millennium Power Solutions LLC. (25)(29)
10.47	Strategic Agreement dated as of August 30, 2013, by and among the Company and New Generation Power LLC & Telesun Solar U.S.A., Ltd. (26)
10.48	Notice of Redemption (27)
10.49	Form of Series C Preferred Stock Subscription Agreement (28)
10.50	Form of Class A Warrant issued in connection with Series C Preferred Stock Offering (28)
10.51	Lease dated December 20, 2011 by and between the Company & CJ3, LLC for Xnergy office (32)
*10.52	Employment Agreement dated May 16, 2013 between Blue Earth and Ray Lundberg (30)
10.53	Consulting Agreement dated July 15, 2013 by and between Blue Earth and Broadway Family Group LLC (30) (32)
10.54	Consulting Agreement dated July 15, 2013 by and between Blue Earth and Green Planet Consultants LLC (30) (32)
10.55	Blocking Amendment dated June 20, 2013 by and between the Company and David Lies (32)
10.56	Promissory Note dated as of October 30, 2013 from David Lies to the Company (32)
10.57	Pledge Agreement dated as of October 30, 2013 from David Lies to the Company (32)
*10.58	Strategic Agreement dated as of October 10, 2013 by and among New Generation Power, LLC, Blue Earth, Inc. and Talesun Solar USA, Ltd.

Exhibit No.	Description
*10.59	Amended Strategic Agreement dated as of October 10, 2013 by and among New Generation Power, LLC, Blue Earth, Inc.
10.60	Promissory Note dated February 22, 2013 from Blue Earth , Inc. to Laird Q. Cagan (32)
10.61	Employment Agreement dated January 31, 2014 by and between Blue Earth, Inc. and Donald R. Kendall, Jr. (33)
10.62	Equity Exchange Agreement dated January 31, 2014 by and among Blue Earth, Inc., Kenmont Solutions Capital GP, LLC and Donald R. Kendall, Jr. (34)
10.63	Sale of Goodwill Agreement dated as of January 31, 2014 by and between Blue Earth, Inc. and Donald R. Kendall, Jr. (34)
10.64	Independent Consulting Agreement, effective as of November 15, 2011, by and between the Company and Remanco, Inc. (34)
10.65	Amendment dated October 17, 2013 to Independent Consulting Agreement between the Company and Remanco (34)
10.66	Warrant dated October 12, 2013 issued to David Lies (34)
*10.67	Consulting Agreement dated February 17, 2014 by and among Blue Earth Inc., D. Jason Davis, and Joey Patalano (30)
16.1	Letter from Davis Accounting Group P.C. (12)
21.1	List of Subsidiaries (31)
23.1	Consent of HJ & Associates, LLC. (34)
23.2	Consent of Davidoff Hutcher & Citron LLP (included in Exhibit 5.1)
**101INS	XBRL Instance Document**
**101.SCH	XBRL Taxonomy Extension Schema Document
**101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
**101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
**101.LAB	XBRL Taxonomy Extension Label Linkbase Document
**101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

* Filed herewith

**Previously furnished

(1) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 5, 2009, as amended on November 16, 2009 and December 14, 2009.

(2) Incorporated herein by reference to the copy of such document included as Exhibit 10.1 to our Current Report on Form 8-K filed on December 21, 2009.

(3) Incorporated herein by reference to the copy of such documents included as Exhibit 10.1 and Exhibit 10.2 to our Current Report on Form 8-K filed on December 24, 2009.

(4) Incorporated herein by reference to the copy of such document included as an exhibit to our Annual Report on Form 10-K filed on April 15, 2010.

(5) Incorporated by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on October 29, 2010.

(6) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on August 31, 2010

(7) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on January 24, 2011

(8) Incorporated herein by reference to the copy of such document included as an exhibit to our Annual Report on Form 10-K filed on March 31, 2011

(9) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K/A filed on September 29, 2011

(10) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on December 23, 2011

(11) Incorporated by reference to the copy of such document included as an exhibit to our Current Report on Form 10-K for March 31, 2010 filed on March 31, 2010

(12) Incorporated herein by reference to the copy of such document included as Exhibit 16.1 to our Current Report on Form 8-K filed on January 28, 2010.

(13) Incorporated herein by reference to the copy of such document included as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2011 filed on April 16, 2012.

(14) Incorporated by reference herein to the copy of such document filed as an exhibit to or Registration Statement on Form S-8 filed on April 27, 2012.

(15) Incorporated by reference to the copy of such document included as Exhibit 3.1 to our Current Report on Form 8-K filed on April 10, 2012.

(16) Incorporated by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on August 1, 2012.

(17) Incorporated by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on November 2, 2012.

(18) Incorporated by reference to the copy of such document included as an exhibit to our Quarterly Report on Form 10-Q filed on November 13, 2012.

(19) INTENTIALLY OMITTED

(20) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K/A Amendment NO. 1 filed on December 20, 2012.

(21) Incorporated herein by reference to the copy of such document included as an exhibit to our Current Report on Form 8-K filed on February 28, 2013.

(22) Incorporated by reference to the copy of such document included as an Exhibit to our Current Report on Form 8-K for May 16, 2013 filed on May 22, 2013.

(23) Incorporated by reference to the copy of such document included as an Exhibit to our Current Report on Form 8-K for July 15 2013 filed on July 19, 2013.

(24) Incorporated by reference to the copy of such document included as an Exhibit to our Current Report on Form 8-K for July 24, 2013, filed on July 29, 2013.

(25)  Incorporated by reference to the copy of such document included as an Exhibit to our Current Report on Form 8-K for August 23, 2013, filed on August 29, 2013.

(26) Incorporated by reference to the copy of such document included as an Exhibit to our Current Report on Form 8-K for August 30, 2013, filed on September 5, 2013.

(27) Incorporated by reference to the copy of such document included as an Exhibit to a Current Report on Form 8-K for October 7, 2013, filed on October 7, 2013.

(28) Incorporated by reference to the copy of such document included as an exhibit to Amendment No. 1 to a Current Report on Form 8-K for July 3, 2013, filed on January 9, 2014.

(29) The schedules to this exhibit have not been filed with this registration statement as they contain due diligence information which the Registrant does not believe is material to an investment decision and which is otherwise described in the Registration Statement.  Summaries of the information have been included and the Company hereby agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

(30) Certain information in the schedules and exhibits to this exhibit has been omitted and confidential treatment has been requested.

(31) Filed with Amendment No. 1 to this Registration Statement on December 13, 2013.

(32) Filed with Amendment No. 2 to this Registration Statement on January 27, 2014.

(33) Incorporated by reference to the copy of such documents included as an Exhibit to our Current Report on Form 8-K for January 31, 2014, filed on February 6, 2014.

(34) Filed with Amendment No. 4 to this Registration Statement on March 18, 2014.

ITEM 17.  UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial      bona fide      offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:  The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or' on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) (i)  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial    bona fide    offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 3 to Registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada on the 27th  day of March, 2014.

BLUE EARTH, INC.

By:	/s/ Johnny R. Thomas
Name:	Johnny R. Thomas
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*/s/ Laird Q. Cagan
Laird Q. Cagan	Chairman of the Board and a Director	March 27, 2014

/s/ Johnny R. Thomas
Johnny R. Thomas	Chief Executive Officer and a Director	March 27,2014

*/s/ Robert Potts
Robert Potts	President, Chief Operating Officer and Director	March 27, 2014

*/s/ Brett Woodard
Brett Woodard	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2014

*/s/Governor William (Bill) Richardson
Governor William (Bill) Richardson	Director	March 27, 2014

*/s/ Michael W. Allman
Michael W. Allman	Director	March 27, 2014

*/s/ James A. Kelly
James A. Kelly	Director	March 27, 2014

*/s/ Johnny R. Thomas
Johnny R. Thomas	As Attorney-in-Fact*	March 27, 2014

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description
10.42	Employment Agreement between Blue Earth and Robert Potts dated as of May 16, 2013
10.43	Employment Agreement between Blue Earth and Brett Woodard dated as of May 16, 2013
10.52	Employment Agreement dated May 16, 2013 between Blue Earth and Ray Lundberg
10.58	Strategic Agreement dated as of October 10, 2013 by and among New Generation Power, LLC, Blue Earth, Inc. and Talesun Solar USA, Ltd.
10.59	Amended Strategic Agreement dated as of October 10, 2013 by and among New Generation Power, LLC, Blue Earth, Inc.
10.67	Consulting Agreement dated February 17, 2014 by and among Blue Earth Inc., D. Jason Davis, and Joey Patalano